    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1997


                                            REGISTRATION STATEMENT NO. 333-28841
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-4
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            FM PRECISION GOLF CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                          3949                         06-1453896
(State or Other Jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
    of Incorporation or         Classification Code Number)        Identification Number)
        Organization)

  3490 CLUBHOUSE DRIVE, SUITE 102, JACKSON HOLE, WYOMING 83001; (307) 739-1188
    (Address, Including Zip Code and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   Copies to:

    KENNETH J. WARREN, ESQ.       ROBERT S. SCHWARTZ, ESQ.        STEVEN D. PIDGEON, ESQ.
2109 WEST FIFTH AVENUE, SUITE C       BENESCH FRIEDLANDER         SAMUEL C. COWLEY, ESQ.
     COLUMBUS, OHIO 43212           COPLAN & ARONOFF LLP           SNELL & WILMER L.L.P.
         (614)487-1966              88 EAST BROAD STREET            ONE ARIZONA CENTER
 (Name, Address, Including Zip      COLUMBUS, OHIO 43215            400 EAST VAN BUREN
   Code and Telephone Number,          (614) 223-9300           PHOENIX, ARIZONA 85004-0001
 Including Area Code of Agent                                         (602) 382-6000
         For Service)

     Approximate date of commencement of proposed sale to the public: as soon as possible after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     FM Precision Golf Corp. ("FMP") is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit, if they acted in good faith and in the manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     Article NINTH of FMP's Amended and Restated Certificate of Incorporation and Article VI of FMP's By-laws have provisions requiring FMP to indemnify its directors and officers which are in substantially the same wording as Section 145.

     Article EIGHTH of FMP's Amended and Restated Certificate of Incorporation further provides that no director will be personally liable to FMP or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director's duty of loyalty to FMP or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

     Pursuant to the terms of the Merger Agreement, at all times after the Effective Date, FMP will, and will cause RG to, indemnify each person who was a director or officer of RG on May 14, 1997 with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, to the extent such party would have been indemnified pursuant to RG's Articles of Incorporation or By-laws as then in effect, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Date whether commenced, asserted or claimed before or after the Effective Date.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Form S-4. (Items marked with an * are filed herewith. All other items are incorporated by reference or were previously filed.)

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Exhibit 2.1.

     Agreement and Plan of Merger dated as of May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc. (incorporated by reference to Annex I to the Prospectus in Part I of this Form S-4).

Exhibit 2.2.

     Consulting Agreement dated as of May 14, 1997 between FM Precision Golf Corp. and Danny Edwards.

Exhibit 2.3.

     Registration Rights Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.4.

     Stockholder Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.5.

     Voting Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp.

(3)  CERTIFICATE OF INCORPORATION AND BYLAWS

Exhibit 3.1.

     Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (incorporated by reference to Annex IV to the Prospectus in Part I of this Form S-4).

Exhibit 3.2.

     Bylaws of Royal Precision, Inc. (f/k/a FM Precision Golf Corp.)

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

Exhibit 4.1.

     See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (see Exhibit 3.1 above).

Exhibit 4.2.

     See Article I, Sections 2.1 and 2.2 of Article II and Section 7.3 of
Article VII of the Bylaws of Royal Precision, Inc. (f/k/a FM Precision Golf Corp.) (see Exhibit 3.2 above).

(5)  OPINION RE: LEGALITY

Exhibit 5.1.

     Opinion of Kenneth J. Warren, Esq. as to the legality of the Common Stock being registered.*

(8)  OPINION RE: TAX MATTERS

Exhibit 8.1.


     Opinion of Fabian & Clendenin as to tax matters.

(10)  MATERIAL CONTRACTS

Exhibit 10.1.1.

     Asset Purchase Agreement dated May 31, 1996 between Brunswick Corporation and FM Precision Golf Manufacturing Corp.

Exhibit 10.1.2.

     Agreement and Plan of Merger dated May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc. (see Exhibit 2.1 above).

Exhibit 10.1.3.

     Registration Rights Agreement dated May 14, 1997 among Danny Edwards, Drew
M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.3 above).

Exhibit 10.1.4.

     Stockholder Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.4 above).

Exhibit 10.1.5.

     Voting Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp. (see Exhibit
2.5 above).

Exhibit 10.1.6.

     Letter agreement dated May 14, 1996 between EVEREN Securities, Inc. and Royal Grip, Inc. (the "EVEREN Agreement").

Exhibit 10.1.7

     Addendum dated June 25, 1996 to the EVEREN Agreement (the "EVEREN
Addendum")

Exhibit 10.1.8.

     Letter Agreement dated April 29, 1997 between Royal Grip, Inc. and EVEREN regarding delivery of fairness opinion and Addendum to EVEREN Agreement.

Exhibit 10.2.1.

     Investment Fee Agreement dated May 28, 1996 among Merbanco Inc., Berenson, Minella & Company, L.P. and FM Precision Golf Manufacturing Corp.

Exhibit 10.2.2.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Merbanco, Inc.

Exhibit 10.2.3.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Berenson, Minella & Company, L.P.

Exhibit 10.2.4.

     Management Stockholders Agreement dated May 29, 1996 among Ronald L. Chalmers, Warren K. Braly, Jeremiah S. Gourd, Peter D. Dripchak, John Lynch, William B. Faragher, Anthony J. Montgomery and FM Precision Golf Corp.

Exhibit 10.2.5.

     FM Precision Golf Corp. 1997 Stock Option Plan dated March 13, 1997.

Exhibit 10.2.6.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are not parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.7.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.8.

     Consulting Agreement dated May 14, 1997 between FM Precision Golf Corp. and Danny Edwards (see Exhibit 2.2 above).

Exhibit 10.2.9.

     Severance agreement between Royal Grip, Inc. and Tom Schneider dated May 1, 1997.

Exhibit 10.2.10.

     Severance agreement between Royal Grip, Inc. and Bob Burg dated May 1,
1997.

Exhibit 10.3.1.

     Open-End Mortgage Deed, Security Agreement and Fixture Filing dated May 31, 1996 given by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.2.

     Financing Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.3.

     Guaranty dated May 31, 1996 made by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.4.

     Guaranty dated May 31, 1996 made by FM Precision Golf Sales Corp. to Star Bank, National Association.

Exhibit 10.3.5.

     Guaranty dated May 31, 1996 made by FM Precision Golf Corp. to Star Bank, National Association.

Exhibit 10.3.6.

     Guaranty dated May 31, 1996 made by Christopher A. Johnston, Berenson Minella & Company and Richard P. Johnston to Star Bank, National Association.

Exhibit 10.3.7.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.8.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, and FM Precision Golf Corp.

Exhibit 10.3.9.

     Credit and Security Agreement dated February 10, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference to Exhibit 10.19 to Royal Grip, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("RG's 1996 Form 10-K"); Commission File No. 0-22230).

Exhibit 10.3.10.

     First Amendment to Credit Agreement dated April 11, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference to Exhibit 10.20 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.1.

     Agreement between Royal Grip and Precision Japan Ltd. dated July 12, 1991 (incorporated by reference to Exhibit 10.7 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.2.

     Lease Agreement dated February 22, 1996 between HM Real Estate, L.L.C. and Royal Grip for Royal Grip's Oklahoma City, Oklahoma facility (incorporated by reference to Exhibit 10.12 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.3.

     Manufacturing and Supply Agreement dated December 21, 1996 between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference to
Exhibit 10.16 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.4.

     Capital Lease Agreement between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference to Exhibit 10.18 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.5.

     Amendment to Manufacturing and Supply Agreement dated April 4, 1997 between Royal Grip, Inc. and Acushnet Rubber Company (incorporated by reference to
Exhibit 10.17 to RG's 1996 Form 10-K; Commission File No. 0-22230).

Exhibit 10.4.6.

     Manufacturers' Representative Agreement dated March 1, 1979 between Union Tubular Products Brunswick Corporation and M.A. Clark.

Exhibit 10.4.7.

     Distributor Agreement effective August 20, 1990 between the Brunswick Golf group of the Brunswick Division, Brunswick Corporation and Infiniti Golf.

(16)  LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

Exhibit 16.1.

     Letter re change in certifying accountant (incorporated by reference to Exhibit 16.1, to Royal Grip's Current Report on Form 8-K filed on October 22, 1995; Commission File No. 0-22230).

(21)  SUBSIDIARIES OF THE REGISTRANT

Exhibit 21.1.

     Subsidiaries of the Registrant.

(23)  CONSENT OF EXPERTS AND COUNSEL

Exhibit 23.1.


     Consent of Arthur Andersen LLP.


Exhibit 23.2.


     Consent of Ernst & Young LLP.


Exhibit 23.3.

     Consent of Kenneth J. Warren (included in Exhibit 5.1 above).

Exhibit 23.4.

     Consent of Fabian & Clendenin (included in Exhibit 8.1 above).

Exhibit 23.5.

     Consent of EVEREN Securities, Inc. (included in Annex II Part I).

Exhibit 23.6.

     Consent of Danny Edwards.

Exhibit 23.7.

     Consent of Robert G. J. Burg, II.

Exhibit 23.8.

     Consent of James G. DeMello.

Exhibit 23.9.


     Consent of EVEREN Securities, Inc. as to summary.


(24)  POWERS OF ATTORNEY

Exhibit 24.1.

     Powers of attorney.

Exhibit 24.2.

     Certified resolution of the Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

(27) FINANCIAL DATA SCHEDULE (submitted electronically for SEC information only).

     (b) Not Applicable.

     (c) See Annex II to the Proxy Statement/Prospectus in Part I of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     (a)(A) The registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson Hole, state of Wyoming, on August 18, 1997.


                                          FM PRECISION GOLF CORP.

                                          By: /s/ CHRISTOPHER A. JOHNSTON
                                            ------------------------------------
                                            Christopher A. Johnston
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on August 18, 1997.


                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

         /s/ CHRISTOPHER A. JOHNSTON            Director, President, Chief Executive Officer,
---------------------------------------------   Treasurer (principal executive officer and
           Christopher A. Johnston              principal financial and accounting officer)

             DAVID E. JOHNSTON *                Director, Executive Vice President
---------------------------------------------
              David E. Johnston

            RICHARD P. JOHNSTON *               Director, Chairman of the Board
---------------------------------------------
             Richard P. Johnston
             KENNETH J. WARREN *                Director, Secretary
---------------------------------------------
              Kenneth J. Warren

            RONALD L. CHALMERS *                Director
---------------------------------------------
             Ronald L. Chalmers

            RAYMOND J. MINELLA *                Director
---------------------------------------------
             Raymond J. Minella

*By: /s/ CHRISTOPHER A. JOHNSTON
     ----------------------------------------
     Christopher A. Johnston,
     Attorney-in-fact

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                ROYAL GRIP, INC.
                            ------------------------


                               Amendment No. 3 to

                                    FORM S-4

                             REGISTRATION STATEMENT

                                August 18, 1997


                            ------------------------

                                    EXHIBITS

                            ------------------------

================================================================================

                                 EXHIBIT INDEX

Any exhibit filed herewith has a page reference; other exhibits were previously filed or incorporated by reference.

Exhibit 2.1.

     Agreement and Plan of Merger dated as of May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc.

Exhibit 2.2.

     Consulting Agreement dated as of May 14, 1997 between FM Precision Golf Corp. and Danny Edwards.

Exhibit 2.3.

     Registration Rights Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.4.

     Stockholder Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp.

Exhibit 2.5.

     Voting Agreement dated as of May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp.

Exhibit 3.1.

     Amended and Restated Certificate of Incorporation of FM Precision Golf
Corp.

Exhibit 3.2.

     Bylaws of Royal Precision, Inc. (f/k/a FM Precision Golf Corp.)

Exhibit 4.1.

     See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (see Exhibit 3.1 above).

Exhibit 4.2.

     See Article I, Sections 2.1 and 2.2 of Article II and Section 7.3 of
Article VII of the Bylaws of Royal Precision, Inc. (see Exhibit 3.2 above).

Exhibit 5.1.

     Opinion of Kenneth J. Warren, Esq. as to the legality of the Common Stock being registered.


     Page 17 in the manually signed original.

Exhibit 8.1.

     Opinion of Fabian & Clendenin as to tax matters.



Exhibit 10.1.1.

     Asset Purchase Agreement dated May 31, 1996 between Brunswick Corporation and FM Precision Golf Manufacturing Corp.

Exhibit 10.1.2.

     Agreement and Plan of Merger dated May 14, 1997 among Royal Grip, Inc., FM Precision Golf Corp. and FMPSUB, Inc. (see Exhibit 2.1 above).

Exhibit 10.1.3.

     Registration Rights Agreement dated May 14, 1997 among Danny Edwards, Drew
M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.3 above).

Exhibit 10.1.4.

     Stockholder Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, DMB Property Ventures Limited Partnership, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Kenneth J. Warren, Berenson Minella & Company, L.P. and FM Precision Golf Corp. (see Exhibit 2.4 above).

Exhibit 10.1.5.

     Voting Agreement dated May 14, 1997 among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust, DMB Property Ventures Limited Partnership and FM Precision Golf Corp. (see Exhibit
2.5 above).

Exhibit 10.1.6.

     Letter agreement dated May 14, 1996 between EVEREN Securities, Inc. and Royal Grip, Inc. (the "EVEREN Agreement").

Exhibit 10.1.7

     Addendum dated June 25, 1996 to the EVEREN Agreement (the "EVEREN
Addendum").

Exhibit 10.1.8.

     Addendum dated April 29, 1997 to the EVEREN Agreement and the EVEREN Addendum.

Exhibit 10.2.1.

     Investment Fee Agreement dated May 28, 1996 among Merbanco Inc., Berenson, Minella & Company, L.P. and FM Precision Golf Manufacturing Corp.

Exhibit 10.2.2.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Merbanco, Inc.

Exhibit 10.2.3.

     Management Agreement dated May 28, 1996 between FM Precision Golf Manufacturing Corp. and Berenson, Minella & Company, L.P.

Exhibit 10.2.4.

     Management Stockholders Agreement dated May 29, 1996 among Ronald L. Chalmers, Warren K. Braly, Jeremiah S. Gourd, Peter D. Dripchak, John Lynch, William B. Faragher, Anthony J. Montgomery and FM Precision Golf Corp.

Exhibit 10.2.5.

     FM Precision Golf Corp. 1997 Stock Option Plan dated March 13, 1997.

Exhibit 10.2.6.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are not parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.7.

     Form of Option Agreement between FM Precision Golf Corp. and officers, directors, employees and consultants of FM Precision Golf Corp who are parties to the Management Stockholders Agreement dated May 29, 1996.

Exhibit 10.2.8.

     Consulting Agreement dated May 14, 1997 between FM Precision Golf Corp. and Danny Edwards (see Exhibit 2.2 above).

Exhibit 10.2.9.

     Severance Agreement between Royal Grip, Inc. and Tom Schneider dated May 1, 1997.

Exhibit 10.2.10.

     Severance Agreement between Royal Grip, Inc. and Bob Burg dated May 1,
1997.

Exhibit 10.3.1.

     Open-End Mortgage Deed, Security Agreement and Fixture Filing dated May 31, 1996 given by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.2.

     Financing Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.3.

     Guaranty dated May 31, 1996 made by FM Precision Golf Manufacturing Corp. to Star Bank, National Association.

Exhibit 10.3.4.

     Guaranty dated May 31, 1996 made by FM Precision Golf Sales Corp. to Star Bank, National Association.

Exhibit 10.3.5.

     Guaranty dated May 31, 1996 made by FM Precision Golf Corp. to Star Bank, National Association.

Exhibit 10.3.6.

     Guaranty dated May 31, 1996 made by Christopher A. Johnston, Berenson Minella & Company and Richard P. Johnston to Star Bank, National Association.

Exhibit 10.3.7.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, FM Precision Golf Manufacturing Corp. and FM Precision Golf Sales Corp.

Exhibit 10.3.8.

     Security Agreement dated May 31, 1996 between Star Bank, National Association, and FM Precision Golf Corp.

Exhibit 10.3.9.

     Credit and Security Agreement dated February 10, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference).

Exhibit 10.3.10.

     First Amendment to Credit Agreement dated April 11, 1997 between Royal Grip, Inc., Roxxi, Inc. and Norwest Business Credit, Inc. (incorporated by reference).

Exhibit 10.4.1.

     Agreement between Royal Grip and Precision Japan Ltd. dated July 12, 1991 (incorporated by reference).

Exhibit 10.4.2.

     Lease Agreement dated February 22, 1996 between HM Real Estate, L.L.C. and Royal Grip for Royal Grip's Oklahoma City, Oklahoma facility (incorporated by reference).

Exhibit 10.4.3.

     Manufacturing and Supply Agreement dated December 21, 1996 between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference).

Exhibit 10.4.4.

     Capital Lease Agreement between Royal Grip, Inc. and Acushnet Rubber Company, Inc. (incorporated by reference).

Exhibit 10.4.5.

     Amendment to Manufacturing and Supply Agreement dated April 4, 1997 between Royal Grip, Inc. and Acushnet Rubber Company (incorporated by reference).

Exhibit 10.4.6.

     Manufacturers' Representative Agreement dated March 1, 1979 between Union Tubular Products Brunswick Corporation and M.A. Clark.

Exhibit 10.4.7.

     Distributor Agreement effective August 20, 1990 between the Brunswick Golf group of the Brunswick Division, Brunswick Corporation and Infiniti Golf.

Exhibit 16.1.

     Letter re change in certifying accountant (incorporated by reference).

Exhibit 21.1.

     Subsidiaries of the Registrant.

Exhibit 23.1.

     Consent of Arthur Andersen LLP.



Exhibit 23.2.

     Consent of Ernst & Young LLP.



Exhibit 23.3.

     Consent of Kenneth J. Warren (included in Exhibit 5.1 above).

Exhibit 23.4.

     Consent of Fabian & Clendenin (included in Exhibit 8.1 above).

Exhibit 23.5.

     Consent of EVEREN Securities, Inc. (included in Annex II Part I).

Exhibit 23.6.

     Consent of Danny Edwards.

Exhibit 23.7.

     Consent of Robert G. J. Burg, II.

Exhibit 23.8.

     Consent of James G. DeMello.

Exhibit 23.9.

     Consent of EVEREN Securities, Inc. as to summary.



Exhibit 24.1.

     Powers of attorney.

Exhibit 24.2.

     Certified resolution of the Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

Exhibit 27.

     Financial Data Schedule (submitted electronically for SEC information only).